UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016 (April 28, 2016)

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Lexington Avenue, 26th Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Jai Agarwal notified CM Finance Inc (the “Company”) of his intention to step down as Chief Financial Officer and Treasurer.

In connection with the foregoing, on April 28, 2016, the Board of Directors of the Company appointed Rocco DelGuercio to the positions of Chief Financial Officer and Treasurer of the Company, effective June 1, 2016.

Mr. DelGuercio, age 53, has spent over 10 years at Credit Suisse Assets Management and served in various capacities, including as Chief Financial Officer and Treasurer of Credit Suisse Park View BDC, Inc., a business development company, Credit Suisse Asset Management Income Fund Inc. and Credit Suisse High Yield Bond Fund. From February 2012 to April 2013, Mr. DelGuercio was an independent contractor consulting for a 12 billion dollar money manager and a large global service provider. Prior to that, Mr. DelGuercio served as Director of Legg Mason & Co., LLC from March 2004 to January 2012. Mr. DelGuercio earned a B.A. in Liberal Arts from The College of Staten Island, a B.A. in Business from Chadwick University and an M.B.A. in Finance from New York Institute of Technology.

Item 8.01	Other Events

On May 9, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated May 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2016	CM FINANCE INC

	By:	/s/ Christopher E. Jansen
Name: Christopher E. Jansen Title: President and Secretary